UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2007

FLUID MEDIA NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52118	26-0140268
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5813-A Uplander Way Culver City, California	90230
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 665-9878

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement

On September 6, 2007, the Company executed an agreement with PFH Investments Limited, or PFH, the holder of the $1,000,000 Debenture, whereby the Company agreed to purchase the Debenture, including all indebtedness there under, from PFH for a purchase price of $1,368,000, inclusive of any and all accrued and outstanding interest, upon the completion of the Company's initial public offering of its securities in Canada, provided that such offering completes no later than October 31, 2007.  In consideration, the Company granted to PFH warrants to purchase up to 125,000 shares of its common stock at an exercise price of $3.00 per share.  These warrants expire four years following the date of the consummation of the Company’s contemplated initial public offering of its securities in Canada.

The Agreement is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 3.02.  Unregistered Sale of Equity Securities

On September 12, 2007, the Company consummated the sale of 25,000,000 shares of its common stock at a  purchase price of $0.40 per share for aggregate gross proceeds of $10,000,000 in a private placement to Accredited Investors (as that term is defined in Regulation D).  The shares were sold in reliance upon exemptions from the registration requirements of the Securities Act of 1933, as amended, or the Securities Act, provided by Section 4(2) of the Securities Act and Regulation D, based upon, among other things, written investment representations of the purchasers as to their status as Accredited Investors.

A form of the subscription agreements executed by each of the Accredited Investors is attached as an exhibit to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits

(c)           Exhibits

Number

4.1             Form of subscription agreement
10.1           Agreement with PFH Investments Limited

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLUID MEDIA NETWORKS, INC.

/s/ Justin F. Beckett
Date:  September 17, 2007                                                                   Justin F.  Beckett
President, Chief Executive Officer and Interim Chief Financial Officer